UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2006 (August 23, 2006)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Effective as of August 28, 2006, Affinion Group LLC, a Delaware limited liability company (“Affinion Group”), and Affinion International Holdings Limited, a private company limited by shares incorporated in England and Wales (“Affinion International”), affiliates of Affinion Group, Inc., a Delaware corporation (“Affinion” or the “Company”), entered into an Amendment to Employment Agreement (the “Amendment”) with Robert G. Rooney, the Company’s Executive Vice President and Chief Operating Officer. The following summary of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Mr. Rooney’s original Employment Agreement with the Company was previously filed as Exhibit 10.20 to its Registration Statement (File No. 333-133895).

The Amendment provides that Mr. Rooney will serve as Executive Vice President and Chief Operating Officer of the Company for the term of the Employment Agreement. Mr. Rooney will also serve as Interim Chief Financial Officer of the Company until the Company requests otherwise. Additionally, the Amendment provides that Mr. Rooney is eligible for an annual target bonus of at least 75% of his base salary, provided that performance objectives determined each year by the Company are met. All other terms of Mr. Rooney’s Employment Agreement remain in full force and effect.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective as of August 23, 2006, Affinion appointed Robert G. Rooney, its current Executive Vice President and Chief Operating Officer, as Interim Chief Financial Officer. Mr. Rooney replaces Maureen O’Connell as the Company’s Chief Financial Officer. Ms. O’Connell’s employment with the Company will continue through September 30, 2006 pursuant to the terms of the Separation Agreement with the Company, as previously disclosed in the Company’s Current Report on Form 8-K filed on July 11, 2006.

Mr. Rooney, 48, has served as Affinion’s Executive Vice President and Chief Operating Officer overseeing Affinion’s operating functions and Loyalty business since January 2, 2006 and will continue to serve in that capacity in addition to his new role as Interim Chief Financial Officer. From October 17, 2005 to January 1, 2006, Mr. Rooney served as Affinion’s Executive Vice President and Interim Chief Financial Officer. Mr. Rooney joined the Company in June 2001, as Executive Vice President and Chief Financial Officer of Trilegiant. From 1999 to 2001, Mr. Rooney was Senior Vice President and Chief Financial Officer with Sbarro, Inc. and was responsible for finance, investor relations, information systems, tax and risk management. Prior to 1999, Mr. Rooney held senior positions with numerous companies in the financial and entertainment sectors, including three years as Chief Financial Officer of Imagine Entertainment. From 1978 to 1986, he was employed as a certified public accountant with Ernst & Young.

As described in Item 1.01 above, the Company and Mr. Rooney have entered into an Amendment to Employment Agreement.

(d) Effective as of August 24, 2006, the Company appointed Joseph W. Saunders to its board of directors. Pursuant to the Company’s policies, as a non-employee director Mr. Saunders will receive annual compensation in the amount of $45,000 payable in equal quarterly installments, plus $2,000 for each regular or special meeting of the Company’s board of directors or board committee that he attends in person, plus an additional $1,000 for each regular or special meeting of the Company’s board of directors or board committee that he attends by teleconference. In addition, Mr. Saunders is eligible to participate in the Company’s 2005 Stock Incentive Plan.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Amendment to Employment Agreement dated as of August 28, 2006 between Affinion Group LLC, Affinion International Holdings Limited and Robert G. Rooney.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: August 29, 2006	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Exhibit

10.1	Amendment to Employment Agreement dated as of August 28, 2006 between Affinion Group LLC, Affinion International Holdings Limited and Robert G. Rooney.